UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

March 28, 2012

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Suite 150, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 28, 2012, the Board of Directors of Heritage Bankshares, Inc. (the “Company”) approved an amendment to the Bylaws of the Company (the “Bylaw Amendment”). The Bylaws stipulate that the number of directors of the Company will be fixed by resolution of the Board of Directors from time to time and previously provided that the number of directors would not be fewer than fifteen (15) or more than twenty-one (21); under the Bylaw Amendment, the minimum number of members of the Board was reduced from fifteen (15) to twelve (12) directors. A copy of the Bylaw Amendment is included as Exhibit 3.3 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.3	Amendment to Bylaws of Heritage Bankshares, Inc.

Heritage Bankshares, Inc.
(Registrant)

Date: April 2, 2012	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.3	Amendment to Bylaws of Heritage Bankshares, Inc.